Exhibit 10.1
December 20, 2010
Coca-Cola Bottling Co. Consolidated
Attn: Mr. James E. Harris
Senior Vice President and Chief Financial Officer
4100 Coca-Cola Plaza
Charlotte, NC 28211
Re: Amendment No. 1 to Incidence Pricing Agreement
Dear Jamie:
This letter agreement confirms our agreement to amend the Incidence Pricing Agreement between Coca-Cola Bottling Co. Consolidated and The Coca-Cola Company, Coca-Cola North America Division, dated as of March 16, 2009 (the “Pricing Agreement”).
Pursuant to this letter agreement, the first sentence of paragraph 2 of the Pricing Agreement is deleted in its entirety and replaced with the following sentence:
“The Program shall be for a minimum of three years beginning on January 1, 2009, and shall end on December 31, 2011, unless terminated earlier by either party as permitted herein or renewed or extended by mutual written agreement of the parties (the “Term”).”
If this letter accurately sets forth our understanding and agreement, please sign below and return one copy to the undersigned for our files.
Sincerely,
/s/ Alan Rabb

Alan Rabb
Vice President, Franchise & Commercial Operations
Coca-Cola North America

AGREED this 27 th day of December, 2010: Coca-Cola Bottling Co. Consolidated
By:	/s/ James E. Harris
	Printed Name:	James E. Harris
	Title:	Senior Vice President and Chief Financial Officer